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                                                                   Exhibit 99(A)


                                                               EXECUTION VERSION

PRICING SUPPLEMENT



                                [WORLD BANK LOGO]



              INTERNATIONAL BANK FOR RECONSTRUCTION AND DEVELOPMENT



                          GLOBAL DEBT ISSUANCE FACILITY

                                    NO. 2866


                                  US$10,000,000
                          RANGE ACCRUAL CALLABLE NOTES
                               DUE APRIL 13, 2020






                                 MORGAN STANLEY



              THE DATE OF THIS PRICING SUPPLEMENT IS APRIL 7, 2005







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This document ("PRICING SUPPLEMENT") is issued to give details of an issue by
International Bank for Reconstruction and Development (the "BANK") under its Global Debt Issuance Facility.

This Pricing Supplement supplements the terms and conditions in, and incorporates by reference, the Prospectus dated October 7, 1997, and all documents incorporated by reference therein (the "PROSPECTUS"), and should be read in conjunction with the Prospectus. Unless otherwise defined in this Pricing Supplement, terms used herein have the same meaning as in the Prospectus.

Terms and Conditions

The following items under this heading "TERMS AND CONDITIONS" are the particular terms which relate to the issue the subject of this Pricing Supplement. These are the only terms which form part of the form of Notes for such issue:

1        No.:                                              2866

2        Aggregate Principal Amount:                       US$10,000,000

3        Issue Price:                                      100.00 per cent. of the Aggregate Principal Amount

4        Issue Date:                                       April 13, 2005

5        Form of Notes (Condition 1(a)):                   Registered Notes only

6        Authorized Denominations (Condition 1(b)):        US$1,000 and increments of US$1,000 thereafter


7        Specified Currency (Condition 1(d)):              United States dollars ("US$")

8        Maturity Date (Conditions 1(a) and 6(a)):         April 13, 2020

9        Interest Basis (Condition 5):                     Variable Interest Rate (Condition 5(II))

10       Basis of Calculation of Variable Interest
         Rate and Interest Payment Dates and default interest where Condition 5(II)(b)(i) to
         (vii), 5(II)(c), 5(II)(d) and 5(II)(e) do
         not apply (Condition 5(II)(b)):

         (a)    Calculation of Interest Amounts:           The Interest Amount per Authorized Denomination
                                                           shall be determined by the Calculation Agent in
                                                           accordance with the following formula:

                                                           7.00% x N/365 x AUTHORIZED DENOMINATION

                                                           Where:

                                                           "N" is the total number of days in respect of each
                                                           relevant Interest Period on which the Reference Rate
                                                           is within the Accrual Range, as determined by the
                                                           Calculation Agent.

                                                           "REFERENCE RATE" for any day in the Interest Period
                                                           means 6 month US$ LIBOR, being the rate for
                                                           deposits in US$ for a period of six


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
                                                           months which appears on the Moneyline/Telerate
                                                           Page 3750 (or such other page that may replace that
                                                           page on that service or a successor service) at
                                                           11.00 a.m. London time on the fifth Relevant Business
                                                           Day prior to such day.

                                                           If such rate does not appear at the time and day
                                                           designated above in respect of any day in the
                                                           Interest Period, the Calculation Agent shall
                                                           determine the Relevant Rate by requesting the principal
                                                           London office of each of four major banks in the London
                                                           interbank market (the "REFERENCE BANKS") to provide a
                                                           quotation for the rate at which deposits in US$ dollars
                                                           were offered to prime banks in the London interbank market for a  period of 6 months at approximately 11:00 a.m. London time on the fifth Relevant Business Day prior to such day. If at least two such quotations are provided, the Relevant Rate will be the arithmetic mean of the quotations.


                                                           If only one such quotation is provided, the Calculation
                                                           Agent may determine that such quotation shall be the
                                                           Relevant Rate. If no such quotations are provided, and
                                                           the Calculation Agent determines in its sole discretion
                                                           that no suitable replacement Reference Banks who are
                                                           prepared to quote are available, the Calculation Agent
                                                           shall be entitled to calculate the Relevant Rate in its
                                                           sole discretion, acting in good faith and in a
                                                           commercially reasonable manner.

                                                           "ACCRUAL RANGE" means for each Interest Period within
                                                           the period from and including April 13, 2005 to but
                                                           excluding the Maturity Date, equal to or greater
                                                           than zero per cent. but less than or equal to 7.00
                                                           per cent.

                                                           ROUNDING

                                                           In applying the formula described above in respect of
                                                           the Interest Amount, the Calculation Agent shall round
                                                           the result of:

                                                           7.00%  x N/365

                                                           to the nearest one-hundred thousandth of one per cent.
                                                           prior to multiplying that result by the Authorized
                                                           Denomination.

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
         (b)    Interest Payment Dates:                    April 13 and October 13 of each year commencing on
                                                           October 13, 2005 and ending on the Maturity Date

         (c)    Variable Rate Day Count Fraction:          Actual/365 (meaning the actual number of days in
                                                           the relevant Interest Period divided by 365)

         (d)    Calculation Agent:                         Citibank, N.A.

11       Relevant Financial Centre:                        New York

12       Relevant Business Day:                            New York and London

13       Issuer's Optional Redemption                      Yes
         (Condition 6(e)):

         (a)    Notice Period:                             Not less than 10 Relevant Business Days

         (b)    Amount:                                    All and not less than all

         (c)    Date(s):                                   Each Interest Payment Date commencing on April 13,
                                                           2006 and ending on October 13, 2019

         (d)    Early Redemption Amount:                   Principal amount of the Notes to be redeemed

         (e)    Notices:                                   So long as Notes are  represented by a Global Note
                                                           and the Global Note is held on  behalf of a
                                                           clearing system notwithstanding Condition 13
                                                           notices to Noteholders may be given by delivery of
                                                           the relevant notice to the clearing system for
                                                           communication by it to entitled account holders.

                                                           Any notice delivered to a clearing system in
                                                           accordance with the preceding sentence shall be
                                                           deemed to have been given to the Noteholders on
                                                           the day on which such notice is delivered to the
                                                           clearing system

14       Redemption at the option of the Noteholders       No
         (Condition 6(f)):

15       Long Maturity Note (Condition 7(f)):              No

16       Talons for Future Coupons to be attached to       Not Applicable
         Definitive Bearer Notes (Condition 7(h)):

17       Early Redemption Amount (including accrued        Principal amount of the Notes to be redeemed plus
         interest, if applicable) (Condition 9):           accrued interest thereon


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
18       Governing Law of the Notes:                       English

OTHER RELEVANT TERMS

1        Listing (if yes, specify Stock Exchange           Luxembourg Stock Exchange
         Exchange):

2        Details of Clearance System approved by the       DTC, Clearstream Banking, societe anonyme and
         Bank and the Global Agent and Clearance and       Euroclear Bank S.A./N.V., as operator of the
         Settlement Procedures:                            Euroclear System. Payment for the Notes will be
                                                           on a delivery versus payment basis

3        Syndicated:                                       No

4        Commissions and Concessions:                      None

5        Codes:

         (a)    CUSIP                                      45905UEH3

         (b)    ISIN                                       US45905UEH32

         (c)    Common Code                                021713724

6        Identity of Dealer(s)/Manager(s):                 Morgan Stanley & Co. International Limited

7        Provisions for Registered Notes:

         (a)    Individual Definitive Registered  Notes    No. Interests in the DTC Global Note will be
                Available on Issue Date:                   exchangeable for Definitive Registered Notes only
                                                           in the limited circumstances described in the
                                                           Prospectus

         (b)    DTC Global Note(s):                        Yes; one

         (c)    Other Registered Global Notes:             No

GENERAL INFORMATION

The Bank's latest Information Statement was issued on September 27, 2004.

              CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

This summary supplements, and to the extent inconsistent therewith, supersedes the summary entitled "Tax Matters" in the Prospectus.

Under the provisions of the Jobs and Growth Tax Relief Reconciliation Act of 2003 ("JAGTRRA"), a capital gain of a noncorporate United States Holder that is recognized before January 1, 2009 is generally taxed at a maximum rate of 15% for property that is held more than one year. Holders should consult their tax advisors with respect to the provisions of JAGTRRA.

The following additional selling restrictions shall apply to the issue:

United Kingdom:                                          Each Dealer is required to comply with all applicable
                                                         provisions of the Financial Services and Markets Act
                                                         2000 with respect to anything done by it in relation
                                                         to the Notes in, from or otherwise involving the
                                                         United Kingdom


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                                       INTERNATIONAL BANK FOR RECONSTRUCTION AND
                                       DEVELOPMENT

                                       By:

                                       Authorized Officer




















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                             INTERNATIONAL BANK FOR
                         RECONSTRUCTION AND DEVELOPMENT
                                1818 H Street, NW
                             Washington, D.C. 20433




                                  GLOBAL AGENT

                                 CITIBANK, N.A.
                                 P.O. Box 18055
                               5 Carmelite Street
                                 London EC4Y 0PA




                                CALCULATION AGENT

                                 CITIBANK, N.A.
                                 P.O. Box 18055
                               5 Carmelite Street
                                 London EC4Y 0PA




                            LISTING AND SPECIAL AGENT
                                AND PAYING AGENT

                         BNP PARIBAS SECURITIES SERVICES
                          23, Avenue de la Porte-Neuve
                                L-2085 Luxembourg




                          LEGAL ADVISERS TO THE MANAGER

                                   LINKLATERS
                                 One Silk Street
                                 London EC2Y 8HQ





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